Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Sussex Bancorp Annual Report on Form 10-K for the period ended December 31, 2011 (the “Report”), I, Anthony Labozzetta, President and Chief Executive Officer and I, Steven M. Fusco, Chief Financial Officer and Senior Vice President, each certify as follows:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sussex Bancorp as of the dates and for the periods covered by the Report.

Date: March 23, 2012	/s/ Anthony Labozzetta
Anthony Labozzetta
Chief Executive Officer and President
(Principal Executive Officer)

/s/ Steven M. Fusco
Steven M. Fusco
Chief Financial Officer and Senior Vice President
(Principal Financial Officer)